EXHIBIT 32.1

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Quarterly Report of Atlas Air Worldwide Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), we, William J. Flynn and Michael L. Barna, Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that to our knowledge:

          1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

          2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006

/s/ William J. Flynn
William J. Flynn
President and Chief Executive Officer

/s/ Michael L. Barna
Michael L. Barna
Senior Vice President and Chief Financial Officer